EXHIBIT 10.6

GUARANTY

     THIS GUARANTY is made as of the 1st day of July, 2005, by Cash America International, Inc., a Texas corporation (hereinafter referred to as “Guarantor”), to and for the benefit of NCP FINANCE MICHIGAN, LLC, an Ohio limited liability company (hereinafter referred to as “Lender”).

R E C I T A L S

     Cash America Financial Services, Inc. (“CAFSI”), a subsidiary of Guarantor, has, on even date herewith, entered into an Administrative Credit Services Agreement (the “Services Agreement”) with Lender. As a condition to entering into the Services Agreement, Lender is requiring Guarantor to guaranty the obligations of CAFSI under the Services Agreement.

     NOW, THEREFORE, in consideration of the premises recited above and of One Dollar ($1.00) in hand paid by CAFSI to Guarantor, and of other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged by Guarantor; and for the purpose of inducing Lender to enter into the Services Agreement; and as long as CAFSI continues to be obligated to Lender in any manner whatsoever pursuant to the Services Agreement, Guarantor:

     1. Unconditionally and absolutely guarantees: (a) the due and punctual payment of all amounts due and payable from CAFSI to Lender under the Services Agreement; and (b) the due and punctual performance and observance by CAFSI of all other obligations, warranties, covenants, and duties of CAFSI set forth in the Services Agreement (all of which amounts payable and the terms, warranties, agreements, covenants and conditions being herein called the “Obligations”); and to this end, Guarantor covenants and agrees to take all such actions necessary to enable CAFSI to observe and perform and to refrain from taking any action which would prevent CAFSI from observing and performing each and every such Obligation.

     2. Agrees that this Guaranty shall be a continuing guaranty, shall be binding upon Guarantor, and upon its successors and assigns, and shall remain in full force and effect, and shall not be discharged, impaired or affected by (a) the existence or continuance of any of the Obligations; (b) the validity or invalidity of any document or agreement evidencing the Obligations or any of them; (c) the existence or continuance of CAFSI as a legal entity; (d) any waiver, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Obligations, all of which CAFSI is hereby expressly authorized to make from time to time without notice to Guarantor; (e) the acceptance by Lender of any security for, or other guarantors upon, all or any part of the Obligations; or (f) any defense (other than the payment or performance of the Obligations in accordance with their terms) that Guarantor may or might have to its undertakings, liabilities and obligations hereunder, each and every such defense being hereby waived by Guarantor; and in order to hold Guarantor liable hereunder, there shall be no obligation on the part of Lender, or anyone, at any time, to proceed against CAFSI, its properties or estates, or to proceed against any other guarantor, or to resort to any collateral, security, property, liens or other rights or remedies whatsoever.

     3. Agrees that Lender shall have the right to enforce this Guaranty against Guarantor for and to the full amount of the Obligations, with or without enforcing or attempting to enforce this Guaranty against any other guarantor, and whether or not other proceedings or steps are pending or have been taken or have been concluded to enforce or otherwise realize upon the obligations or security of CAFSI or any other guarantor; and the payment of any amount or amounts by Guarantor, pursuant to its obligations hereunder, shall not entitle Guarantor, either at law or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Obligations, unless and until the full amount of the Obligations has been fully paid and all other Obligations have been fully performed and observed in accordance with their terms.

     4. Waives diligence, presentment, protest, notice of dishonor, demand for payment, extension of time of payment, notice of acceptance of this Guaranty, nonpayment at maturity and indulgences and notices of every kind, and consents to any and all forbearance and extensions of the time of payment of the Obligations, and further consents to any and all changes in the terms, covenants and conditions thereof hereafter made or granted; it being the intention that Guarantor shall remain liable under this Guaranty until the Obligations shall have been fully repaid to Lender and the terms, covenants and conditions thereof shall have been fully performed and observed by CAFSI, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor.

     5. Agrees that this Guaranty shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

     6. Agrees, as does Lender by the acceptance hereof, that this Guaranty shall be governed by the laws of the State of Texas and that any dispute or controversy whatsoever arising hereunder shall be resolved by arbitration pursuant to the applicable provisions set forth in the Services Agreement or any other dispute resolution procedures which CAFSI and Lender may agree upon in writing, all of which are hereby consented and agreed to by Guarantor and Lender.

     Guarantor has executed this instrument as of the day and year first above written.

CASH AMERICA INTERNATIONAL, INC.
By:	/s/ Daniel R. Feehan
Daniel R. Feehan, Chief Executive Officer

GUARANTOR

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

     On this, the 1st day of , 2005, before me, the undersigned, personally appeared Daniel R. Feehan, who acknowledged himself to be the Chief Executive Officer of Cash America International, Inc., a Texas corporation, and that , as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by as Chief Executive Officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ C. Denise Hogue
Notary Public, State of Texas